Chanticleer Holdings Reports Continued Revenue Growth and Restaurant EBITDA for First Quarter of 2014

68% Revenue Increase and 884% Increase in Restaurant EBITDA Quarter-Over-Quarter

CHARLOTTE, NC – May 15, 2014 — Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer,” or the "Company"), owner and operator of multiple restaurant brands internationally and domestically, announces its financial results for the quarter ended March 31, 2014 (“Q1”).

Mike Pruitt, Chairman and Chief Executive Officer, commented, “We are pleased with the performance of our four brands, both for our more established stores as well as our recently acquired or newly opened restaurants. Our growth obviously comes with increased expense but the incremental expense growth was within our operating plan. We expect our expenses will continue to decline as a percentage of revenues as we bring new stores on line, as evidenced by the reduction of the company’s net loss per share by 61% on a consecutive quarter basis.”

Restaurant revenue for Q1 2014 increased to $5.55 million, compared to $1.64 million in the comparable period in 2013, and increased 68% quarter-over-quarter from $3.3 million in the quarter ended December 31, 2013 (“Q4”). Revenue increased primarily due to the additional revenues from the acquisition of American Roadside Burgers (ARB) in September 2013, the purchase of the Nottingham (United Kingdom) Hooters in November 2013, the opening of our fifth South African Hooters location in December 2013, the purchase of a majority interest in Just Fresh (JF) in December 2013, the purchases of U.S. Hooters restaurants in Oregon and Washington state and a gaming facility operated through the Oregon Lottery system as well as Spoon Bar and Kitchen in Dallas, Texas in January 2014.

Restaurant gross profit margins for Q1 2014 were 64.2% compared to 61.8% in the comparable period in 2013 and 63.7% in Q4 2013. The Company anticipates continuing quarter-over-quarter margin improvements across its restaurant territories and brands.

Restaurant operating expenses for Q1 2014 were $3.28 million, or 59.2% of restaurant revenue, compared to $980,155, or 59.7% of restaurant revenue in the comparable period in 2013. The increased expense in Q1 2014 was due to the restaurant acquisitions mentioned above which took place late in 2013 through Q1 2014. General and administrative expenses (“G&A”) for Q1 2014 were $1.61 million, or 29.0% of total revenue, compared to $720,210 or 43.2% of total revenue in the comparable period in 2013. The increase in G&A was primarily due to increased payroll, professional and consulting fees related to our growth both for the Company and its subsidiaries.

Restaurant EBITDA* for Q1 2014 increased to $339,926, compared to $36,642 in the comparable period in 2013, and increased $305,393 or 884% quarter-over-quarter from Q4 2013. The increase was primarily driven by restaurant acquisitions over the last twelve months and their improved restaurant gross margins.

*[Adjusted EBITDA and restaurant EBITDA are non-GAAP financial measures – see “Use of Non-GAAP Measures” below.]

The Company saw a 38% improved quarter-over-quarter net loss to $1.45 million from $2.3 million and a 61% improvement of net loss per share of $0.24 per share from $0.61. The Company believes the recent acquisitions and corporate developments have positioned the Company to potentially see profitability by year end.

The Company expects to continue building its portfolio of brands/concepts throughout 2014. To date, Chanticleer Holdings has twenty-two restaurants worldwide, including its most recent opening of Just Fresh’s sixth location in BB&T Ballpark, the new home of the Charlotte Knights AAA baseball team, and our recently announced seventh location in the Ballantyne area of Charlotte, North Carolina. The Company also secured its sixth South Africa Hooters restaurant location in Port Elizabeth and expects it to open in the third quarter of 2014. The Company also increased its ownership stake from 49% to 60% in its three Australian Hooters restaurants, two of which are under construction and expected to open in late June 2014.

Mr. Pruitt continued, “In the first quarter of last year, we had only 6 Hooter’s restaurants outside the U.S., while we currently operate 4 different brands, 22 restaurants with 5 more in development in 5 different countries. We have invested significantly in bringing in key management personnel to guide our growth, develop our brands and improve menus so that we can make our restaurants scalable and proceeding to future franchise performance. Taking our new concepts to international markets and initiating franchise programs will be a key driver to our continuing growth.”

For full disclosure relating to our first quarter financial information, please refer to Chanticleer’s Quarterly Report on Form 10-Q, filed with the SEC on May 15, 2014, available online at www.sec.gov.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles ("GAAP"). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding adjusted EBITDA and restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, adjusted EBITDA and restaurant EBITDA also exclude pre-opening costs for our restaurants, non-cash expenses for services, change in fair value of derivative liability and gain on extinguishment of debt. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company's operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company's operations that, when coupled with the GAAP results, provides a more complete understanding of the Company's financial results.

Adjusted EBITDA and restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company's performance. A reconciliation of GAAP net income (loss) to adjusted EBITDA and restaurant EBITDA is included in the accompanying financial schedules.

About Chanticleer Holdings, Inc.

Headquartered in a Charlotte, NC, Chanticleer Holdings, Inc. (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including England, South Africa, Hungary, and Brazil and has joint ventured with the current Hooters franchisee in Australia, and recently acquired two Hooters restaurants in the United States. The Company also owns and operates American Roadside Burgers, Spoon Bar & Kitchen and owns a majority interest in Just Fresh restaurants in the U.S.

For further information, please visit www.chanticleerholdings.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify these forward-looking statements by the words “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “target,” “aim,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” or the negative of these words and other comparable words. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Operating losses continuing for the foreseeable future; we may never be profitable;
•	Inherent risks in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way;
•	General risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;

•	Intensive competition in our industry and competition with national, regional chains and independent restaurant operators;
•	Our rights to operate and franchise Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;
•	Our business depends on our relationship with Hooters;
•	We do not have full operational control over the businesses of our franchise partners;
•	Failure by Hooters to protect its intellectual property rights, including its brand image;
•	Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences;
•	Increases in costs, including food, labor and energy prices;
•	Our business and the growth of our Company is dependent on the skills and expertise of management and key personnel;
•	Constraints could effect our ability to maintain competitive cost structure, including, but not limited to labor constraints;
•	Work stoppages at our restaurants or supplier facilities or other interruptions of production;
•	Our food service business and the restaurant industry are subject to extensive government regulation;
•	We may be subject to significant foreign currency exchange controls in certain countries in which we operate;
•	Inherent risk in foreign operation;
•	We may not attain our target development goals and aggressive development could cannibalize existing sales;
•	Current conditions in the global financial markets and the distressed economy;
•	A decline in market share or failure to achieve growth;
•	Unusual or significant litigation, governmental investigations or adverse publicity, or otherwise;
•	Adverse effects on our operations resulting from the current class action litigation in which the Company is one of several defendants;
•	Adverse effects on our results from a decrease in or cessation or clawback of government incentives related to investments; and
•	Adverse effects on our operations resulting from certain geo-political or other events.

Chanticleer cannot be certain that any expectation, forecast, or assumption made in preparing any forward-looking statements will prove accurate, or that any projection will be realized.  It is to be expected that there will be differences between projected and actual results.  The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its web site or otherwise.  We undertake no obligation to update the forward-looking statements provided to reflect events or circumstances that occur after the date on which they were made.  Further information on our business, including important factors which could affect actual results are discussed in the Company's filings with the SEC, including its Annual Report on Form 10-K under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Contact:

Chanticleer Holdings, Inc.

Mike Pruitt, Chairman/CEO

Phone: 704.366.5122 x 1

mp@chanticleerholdings.com

Eric Lederer, CFO

Phone: 704.366.5736

elederer@chanticleerholdings.com

Press Information:

Chanticleer Holdings, Inc.

Investor Relations

Phone: 704.366.5122

ir@chanticleerholdings.com

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash	$476,100	$442,694
Accounts receivable	173,863	227,181
Other receivable	49,056	50,380
Inventories	432,698	381,408
Due from related parties	113,481	116,305
Prepaid expenses and other current assets	570,184	495,165
TOTAL CURRENT ASSETS	1,815,382	1,713,133
Property and equipment, net	8,522,609	5,620,189
Goodwill	9,168,405	6,496,756
Intangible assets, net	3,408,349	3,424,632
Investments at fair value	43,394	55,112
Other investments	2,551,269	2,491,963
Deposits and other assets	246,918	285,821
TOTAL ASSETS	$25,756,326	$20,087,606

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and notes payable	$1,474,735	$835,454
Current maturities of convertible note payable, net of discount of $283,258	216,742	-
Derivative liability	2,006,600	2,146,000
Accounts payable and accrued expenses	2,704,386	2,425,873
Current maturities of capital leases payable	58,717	59,162
Deferred rent	109,699	53,303
Due to related parties	12,191	12,191
TOTAL CURRENT LIABILITIES	6,583,070	5,531,983
Convertible notes payable, net of discount of $ 2,333,333 and $2,583,333, respectively	666,667	416,667
Capital leases payable, less current maturities	89,880	105,918
Deferred rent	1,837,777	1,055,138
Deferred tax liabilities	1,313,450	1,340,000
Long-term debt, less current maturities	196,868	398,906
TOTAL LIABILITIES	10,687,712	8,848,612
Commitments and contingencies

Stockholders' equity:
Common stock: $0.0001 par value; authorized 45,000,000 shares; issued and outstanding 6,321,933 and 5,387,897 shares at March 31, 2014 and December 31, 2013, respectively	635	541
Additional paid in capital	30,634,438	25,404,994
Other comprehensive loss	(64,342)	(88,370)
Accumulated deficit	(15,923,126)	(14,472,816)
Non-controlling interest	421,009	394,645
TOTAL STOCKHOLDERS' EQUITY	15,068,614	11,238,994
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$25,756,326	$20,087,606

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	March 31,
	2014	2013
Revenue:
Restaurant sales, net	$5,546,938	$1,642,122
Management fee income - non-affiliates	25,000	25,000
Total revenue	5,571,938	1,667,122
Expenses:
Restaurant cost of sales	1,983,281	627,888
Restaurant operating expenses	3,281,827	980,155
General and administrative expenses	1,614,794	720,210
Depreciation and amortization	364,888	114,224
Total expenses	7,244,790	2,442,477
Loss from operations	(1,672,852)	(775,355)
Other income (expense)
Equity in (losses) of investments	(40,694)	(14,247)
Gain on extinguishment of debt	-	70,900
Realized gains	97,345	-
Miscellaneous income	58,847	2,562
Change in fair value of derivative liabilities	432,100	-
Interest expense	(336,830)	(36,943)
Total other income	210,768	22,272
Loss from operations before income taxes	(1,462,084)	(753,083)
(Provision) expense for income taxes	(8,888)	9,091
Net loss	(1,453,196)	(762,174)
Less: Net loss attributable to non-controlling interest	2,886	24,331
Net loss attributable to Chanticleer Holdings, Inc.	$(1,450,310)	$(737,843)

Other comprehensive income (loss):
Unrealized loss on available-for-sale securities (none applies to non-controlling interest)	$(11,718)	$(23,764)
Foreign translation income	35,746	13,516
Other comprehensive loss	$(1,426,282)	$(748,091)

Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:	$(0.24)	$(0.20)
Weighted average shares outstanding, basic and diluted	5,974,495	3,698,896

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(1,453,196)	$(762,174)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	364,888	114,224
Equity in losses of investments	40,694	14,247
Common stock issued for services	228,857	-
Amortization of debt discount	259,442	-
Derivative liability adjustment	(432,100)	-
Decrease in deferred tax liability	(26,550)	-
Amortization of warrants	22,375	48,569
Gain on debt extinguishment	-	(70,900)
Changes in operating assets and liabilities:
Decrease in accounts and other receivables	57,775	95,949
Decrease (increase) in prepaid expenses and other assets	9,293	(42,002)
Decrease in inventory	85,879	48,137
Increase (decrease) in accounts payable and accrued expenses	32,397	(34,400)
Increase in deferred rent	1,688	5,439
Advance from related parties for working capital	-	(37,804)
Net cash used in operating activities	(808,558)	(620,715)

Cash flows from investing activities:
Franchise costs	-	(75,000)
Cash acquired in acquisitions	23,910	-
Purchase of investments	(100,000)	-
Purchase of property and equipment	(67,702)	(23,839)
Net cash used in investing activities	(143,792)	(98,839)

Cash flows from financing activities:
Loan proceeds, net	993,088	-
Decrease in other liabilities	-	(118,987)
Subsidiary capital received	29,250	-
Loan and capital lease repayments	(72,328)	(13,388)
Net cash provided by (used in) financing activities	950,010	(132,375)
Effect of exchange rate changes on cash	35,746	17,474
Net change in cash	33,406	(834,455)
Cash, beginning of period	442,694	1,223,803
Cash, end of period	$476,100	$389,348

Reconciliation of net loss from
operations to adjusted EBITDA

Unaudited

Three months ended March 31, 2014:	Restaurants only

	South Africa	Hungary	ARB	Nottingham	JF	Hoot Pac NW	Spoon	Management	Totals
GAAP net income (loss)	$(10,753)	$(25,069)	$(270,401)	$103,508	$116,154	$59,191	$(26,413)	$(1,396,527)	$(1,450,310)
Interest expense (income)	12,478	-	426	(32)	(4)	-	-	323,962	336,830
Change in fair value of derivative liablility	-	-	-	-	-	-	-	(432,100)	(432,100)
Non-cash expenses related to services	-	-	-	-	-	-	-	251,232	251,232
Depreciation and amortization	102,508	23,696	130,973	3,000	45,559	37,166	20,277	1,709	364,888
Income taxes	1,776	-	-	15,886	-	-	-	(26,550)	(8,888)
Adjusted EBITDA	$106,009	$(1,373)	$(139,002)	$122,362	$161,709	$96,357	$(6,136)	$(1,278,274)	$(938,348)
Total Restaurants EBITDA							$339,926

Three months ended March 31, 2013:	Restaurants only
	South Africa	Hungary	Management	Totals
GAAP net income (loss)	$14,738	$(39,042)	$(747,729)	$(772,033)
Interest expense	10,721	-	26,223	36,944
Gain on debt extinguishment	(70,900)	-	-	(70,900)
Depreciation and amortization	87,872	24,162	2,190	114,224
Income taxes	9,091	-	-	9,091
Adjusted EBITDA	$51,522	$(14,880)	$(719,316)	$(682,674)
Total Restaurants EBITDA		$36,642